EXHIBIT 32.1

Certification Required by Rule 13a-14(b) or

Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Permian Basin Royalty Trust (the “Trust”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

ARGENT TRUST COMPANY, TRUSTEE FOR PERMIAN BASIN ROYALTY TRUST

August 13, 2026	By:	/s/ NANCY WILLIS
Nancy Willis,
Director of Royalty Trust Services
Argent Trust Company

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.